UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – October 27, 2005

American Spectrum Realty, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-16785	522258674
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5850 San Felipe, Suite 450 Houston, Texas 77057
(Address of Principal Executive Offices) (Zip Code)

(713) 706-6200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

During the current year through October 27, 2005, American Spectrum Realty, Inc. (the “Company”), as part of its future business plan to exit non-core markets, sold three of its properties for a total sales price of  $27.0 million, which represents approximately 14.4% of the Company’s consolidated assets reported as of December 31, 2004.  The Company received net proceeds of approximately $9.6 million, of which $5.2 million is being held in escrow as a source to assist the funding of future acquisitions in tax-deferred exchanges.  The sales prices were negotiated amounts between the purchasers, which were unrelated parties, and the Company.  The following table provides certain details on each property sold:

Sale Date	Property Name	Location	Property Type	Purchaser
3/1/2005	Sorrento I	San Diego, CA	Industrial	Veralliance Properties, Inc.

9/22/2005	Richardson Plaza	Columbia, SC	Shopping Center	Richardson Station, Inc.

10/27/2005	The Lakes	Hazelwood, MO	Apartment	KH Lakes Investments, LLC

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of the business acquired.   Not Applicable.

(b)  Pro forma infomation.

The following unaudited pro forma consolidated financial statements are filed with this report:

Pro Forma Consolidated Balance Sheet as of June 30, 2005

Pro Forma Consolidated Statements of Operations:

Six Months Ended June 30, 2005

Year Ended December 31, 2004

The pro forma consolidated balance sheet presented as of June 30, 2005 reflects the financial position of the Company after giving effect to the sale of the properties assuming the sales occurred on June 30, 2005, and includes adjustments which give effect to events that are directly attributable to the transaction, are factually supportable and have a continuing impact.

The pro forma statements of operations are presented for the year ended December 31, 2004, and the six months ended June 30, 2005.  The pro forma statements of operations present the Company’s operations as if the transactions described in Item 2.01 had occurred on January 1, 2004.

American Spectrum Realty, Inc.
Pro Forma Consolidated Balance Sheet
As of June 30, 2005

(In 000’s)	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Real estate held for investment	197,661	(19,497	)(a)	178,164
Accumulation depreciation	32,613	(3,172	)(a)	29,441
Real estate held for investment, net	165,048	(16,325)		148,723

Cash and cash equivalents	855	1,171	(b)	2,026
Tenant and other receivables, net of allowance for doubtful accounts	575	—		575
Deferred rents receivable	1,677	(16	)(a)	1,661
Deposits held in escrow	—	5,210	(c)	5,210
Investment in management company	4,000	—		4,000
Prepaid and other assets, net	9,949	(469	)(a)	9,480
Total Assets	182,104	(10,429)		171,675

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable, net of premiums	149,299	(15,315	)(a)	133,984
Notes payable, litigation settlement	9,512	—		9,512
Accounts payable	2,271	—		2,271
Deferred tax liability	1,109	—		1,109
Accrued and other liabilities	6,187	(368	)(a)	5,819
Total Liabilities	168,378	(15,683)		152,695

Minority Interest	5,122	674	(d)	5,796

Commitments and Contingencies:

Stockholders’ Equity:
Preferred stock	—	—		—
Common stock	16	—		16
Additional paid in capital	46,043	—		46,043
Accumulated deficit	(35,095)	4,580	(d)	(30,515)
Receivable from principal stockholders	(950)	—		(950)
Deferred compensation	(18)	—		(18)
Treasury stock	(1,392)	—		(1,392)
Total Stockholders’ Equity	8,604	4,580		13,184

Total Liabilities and Stockholders’ Equity	182,104	(10,429)		171,675

(a)          To eliminate the assets sold and the liabilities assumed or paid at closing for those assets.  Based on amounts included in the consolidated balance sheet on June 30, 2005.

(b)         Cash received from property sales (net of deposits held in escrow, assumption of debt, repayments of debt and sales costs).

(c)          Proceeds from property sales held in escrow which are anticipated to be used for future acquisitions in tax-deferred exchanges.

(d)         Assumes sale of properties occurred on June 30, 2005.

American Spectrum Realty, Inc.
Pro Forma Consolidated Statement of Operations
For the Six Months Ended June 30, 2005

		Pro Forma
(In 000’s)	Historical	Adj’s (a)	Pro Forma

REVENUES:
Rental revenue	13,566	(1,649)	11,917
Interest and other income	257	—	257
Total revenues	13,823	(1,649)	12,174

EXPENSES:
Property operating	5,767	(903)	4,864
General and administrative	1,844	—	1,844
Depreciation and amortization	5,604	(454)	5,150
Interest expense	5,869	(506)	5,363
Total expenses	19,084	(1,863)	17,221

Net loss (income) before minority interest	(5,261)	214	(5,047)

Minority interest	358	(27)	331

Net (loss) income from continuing operations	(4,903)	187	(4,716)

Basic per share data:
Net (loss) income from continuing operations	(3.29)	0.12	(3.17)
Number of shares used	1,487,891	1,487,891	1,487,891

(a)          To eliminate the results of operations for the properties sold for the entire period.

American Spectrum Realty, Inc.
Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2004

		Pro Forma
(In 000’s)	Historical	Adj’s (a)	Pro Forma

REVENUES:
Rental revenue	26,923	(3,443)	23,480
Interest and other income	235	—	235
Total revenues	27,158	(3,443)	23,715

EXPENSES:
Property operating	10,582	(1,786)	8,796
General and administrative	4,438	—	4,438
Depreciation and amortization	10,433	(859)	9,574
Interest expense	11,996	(985)	11,011
Total expenses	37,449	(3,630)	33,819

OTHER INCOME (LOSS):
Net loss on extinguishment of debt	(729)	—	(729)
Total other income (loss)	(729)	—	(729)

Net (loss) income before income tax benefit, minority interest and discontinued operations	(11,020)	187	(10,833)

Income tax benefit	2,222	—	2,222

Net (loss) income before minority interest and discontinued operations	(8,798)	187	(8,611)

Minority interest	1,299	(23)	1,276

Net (loss) income from continuing operations	(7,499)	164	(7,335)

Gain on sale of properties (b)	—	6,482	6,482
Net (loss) income from continuing operations and gain on sale of properties	(7,499)	6,646	(853)

Basic per share data:
Net (loss) income from continuing operations	(4.83)	0.10	(4.73)
Gain on sale of properties	—	4.18	4.18
Net (loss) income from continuing operations and gain on sale of properties	(4.83)	4.28	(.55)
Number of shares used	1,551,189	1,551,189	1,551,189

(a)          To eliminate the results of operations for the properties sold for the entire period.

(b)         Assumes the sales of the properties occurred on January 1, 2004. Gain lower than expected to be reported due to the higher basis in the properties, ie depreciation taken from January 1, 2004 through the date of the sales reflected in the pro forma.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SPECTRUM REALTY, INC.

By:	/s/ William J. Carden
	Name:	William J. Carden
	Title:	Chairman of the Board, President, Acting Chief Financial Officer and Chief Executive Officer

Date:    November 2, 2005